FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 2, 2006

OPEN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

514 Via De La Valle, Suite 200, Solana Beach, CA 92075
(Address of principal executive offices, including zip code)

(858) 794-8800
(Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 2, 2006, the Board of Directors of Open Energy Corporation (the “Company”) adopted the Open Energy Corporation 2006 Equity Incentive Plan. A copy of the Equity Incentive Plan is attached hereto as Exhibit 10.1. The Board intends to present the plan to the Company’s stockholders for their approval at the next annual meeting.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 2, 2006, the Company’s Board of Directors approved an increase in the size of the Board from six to seven members, and elected Dalton Sprinkle to the Board, effective as of November 15, 2006. Mr. Sprinkle will also serve as the Chair of the Corporate Governance Committee.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1*	Open Energy Corporation 2006 Equity Incentive Plan. Filed herewith.
10.2*	Form of Stock Option Agreement under the Open Energy Corporation 2006 Equity Incentive Plan. Filed herewith.
10.3*	Form of Stock Award Agreement for Restricted Stock under the Open Energy Corporation 2006 Equity Incentive Plan. Filed herewith.
10.4*	Form of Stock Award Agreement for Stock Units under the Open Energy Corporation 2006 Equity Incentive Plan. Filed herewith.

*indicates a management contract or compensatory plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN ENERGY CORPORATION

Date: November 8, 2006	By:	/s/ David Saltman
Name: David Saltman
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1*	Open Energy Corporation 2006 Equity Incentive Plan. Filed herewith.
10.2*	Form of Stock Option Agreement under the Open Energy Corporation 2006 Equity Incentive Plan. Filed herewith.
10.3*	Form of Stock Award Agreement for Restricted Stock under the Open Energy Corporation 2006 Equity Incentive Plan. Filed herewith.
10.4*	Form of Stock Award Agreement for Stock Units under the Open Energy Corporation 2006 Equity Incentive Plan. Filed herewith.

*indicates a management contract or compensatory plan